Exhibit 10.2

CONVERTIBLE NOTE AMENDMENT AGREEMENT

THIS CONVERTIBLE NOTE AMENDMENT AGREEMENT (this “Agreement”) is made and entered into as of July     , 2009 by and between VERENIUM CORPORATION, a Delaware corporation (the “Company”), and the noteholder listed on the signature page hereto (the “Noteholder”).

RECITALS

WHEREAS, the Noteholder is a holder of certain of the Company’s 8% Senior Convertible Notes due 2012 (all such 8% Senior Convertible Notes due 2012, whether held by the Noteholder or otherwise and whether outstanding as of the date hereof or previously converted, collectively, the “Original Notes”) and warrants (all such warrants, whether held by the Noteholder or otherwise, collectively, the “Warrants”) that were originally issued pursuant to that certain Securities Purchase Agreement, dated as of February 22, 2008, by and among the Company and the purchasers named therein (the “Securities Purchase Agreement”);

WHEREAS, the Noteholder is the beneficial owner of the principal amount of Original Notes set forth under its name on its signature page hereto (the “Noteholder Original Notes”);

WHEREAS, pursuant to Section 16 of the Original Notes, all the Original Notes may be amended or amended and restated with the written consent of the holders of Original Notes representing at least sixty-six and sixty-seven one hundredths percent (66.67%) of the aggregate principal amount of Original Notes outstanding (the “Required Holders”);

WHEREAS, the Company and the Noteholder desire to enter into this Agreement in order to amend and restate all of the Original Notes outstanding as of the date hereof (the “Amendment”), with each Original Note, as so amended and restated, to be in substantially in the form attached hereto as EXHIBIT A (the “Amended Notes”);

WHEREAS, the Amended Notes shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (as converted, collectively, the “Conversion Shares”), interest on the Amended Notes shall be payable at the sole option of the Company in shares of Common Stock (the “Interest Shares”) and the Noteholder’s Warrants (the “Noteholder Warrants”) may be exercised to acquire shares of Common Stock (as exercised, collectively, the “Warrant Shares”);

WHEREAS, the Company and the Noteholder are agreeing, among other things, to lower the conversion price of the Amended Notes to $1.74 from $2.13, the conversion price of the Original Notes as of the date hereof as previously adjusted pursuant to Section 8 of the Original Notes; and

WHEREAS, concurrently herewith the Company has agreed to attempt to enter into agreements identical to this Agreement (the “Other Agreements”) (other than with respect to the noteholder’s name, proportional changes in the numbers reflecting the different principal amount of the noteholder’s Original Notes subject thereto and possibly the date of the Other Agreements) with each other holder of Original Notes (the “Other Noteholders”).

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholder hereby agree as follows:

1. Amendment. Subject to the terms and conditions of this Agreement (including, without limitation, the satisfaction (or waiver) of the conditions set forth in Sections 6.1 and 6.2 below), the Company and the Noteholder hereby agree that, subject to the prior receipt by the Company of consents from the Required Holders approving the Amendment, the Amendment will be effective automatically and without any further action at 8:00 a.m., New York time, on the first to occur of (a) July 6, 2009, and (b) the first business day following the Company’s receipt of fully executed copies of this Agreement from each and every holder of Original Notes outstanding as of the date hereof (such date and time being the “Amendment Time”).

1.1 Upon execution of this Agreement, the Noteholder shall irrevocably consent to the Amendment, which upon receipt by the Company of consents from the Required Holders approving of the Amendment prior to the Amendment Time (the “Approval”), will automatically and without any further action result in all the outstanding Original Notes being amended and restated as of the Amendment Time, with each of the Original Notes, as so amended and restated, to be substantially in the form attached hereto as EXHIBIT A.

1.2 As of the Amendment Time and subject to the Approval, all the Original Notes outstanding as of the Amendment Time shall be amended, restated, replaced and superseded in their entirety by the Amended Notes, and all Original Notes shall be deemed cancelled in their entirety, to cease to exist and to be of no further force and effect.

1.3 In addition to a properly completed and signed signature page to this Agreement delivered by the Noteholder to the Company in accordance with Section 8.10, any holder of Original Notes who wishes to consent to the Amendment must also mail or otherwise deliver to the Company the certificate(s) representing its Original Notes prior to the Amendment Time. The certificate(s) representing its Original Notes should be delivered to the contact set forth on the Company’s signature page to this Agreement. The method of delivery of the Original Note certificate(s) is at the election and risk of the holder. Instead of delivery by mail, holders should use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the Company of the Original Note certificate(s) before the Amendment Time. In the event the Approval is not obtained prior to July 6, 2009 or this Agreement is otherwise terminated pursuant to Section 6, any delivered Original Note certificate(s) will be returned to the applicable holder at the Company’s expense as promptly as practicable after July 6, 2009.

1.4 Upon the Approval, the Company shall promptly deliver or cause to be delivered to each holder of then-outstanding Original Notes (including the Noteholder) the

Amended Note of such holder in a principal amount equal to that of the principal amount of such holder’s Original Notes, which in no event shall be later than two Business Days after the Amendment Time. The Noteholder’s Amended Note shall be referred to herein as the “Noteholder Amended Note”.

1.5 For the sake of clarity, from and after the Amendment Time, each of the following defined terms in the Transaction Documents (as defined in the Securities Purchase Agreement) includes the following:

(a) the defined term “Notes” will include the Amended Notes as defined in the recitals to this Agreement; and

(b) the defined term “Conversion Shares” will include the Conversion Shares as defined in the recitals to this Agreement.

2. Representations and Warranties of the Company. The Company represents and warrants to the Noteholder, as of the date of this Agreement and as of the Amendment Time, that:

2.1 Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of Delaware.

2.2 Validity; Enforcement. The execution and delivery of this Agreement and the Noteholder Amended Note by the Company and the performance of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action, and no other corporate proceedings on the Company’s part are necessary for the execution and delivery of this Agreement and such Noteholder Amended Note, and the performance of the Company’s obligations provided for herein and therein. Assuming the execution and delivery of this Agreement by the Company and the Noteholder and the Noteholder Amended Note by the Company, such documents will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and subject to the Approval with respect to the Noteholder Amended Note.

2.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement and the Noteholder Amended Note by the Company, and the performance of the Company’s obligations hereunder and thereunder, will not (i) conflict with or violate the Company’s amended and restated certificate of incorporation or its amended and restated bylaws, each as amended, (ii) conflict with or violate any Legal Requirement applicable to the Company, or by which any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which the Company is a party or by which the Company or any of its material properties is bound or affected, except where, in the case of clauses (ii) and (iii), any of the foregoing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The execution and delivery of this Agreement and the Noteholder Amended Note by the Company, and the performance of their obligations hereunder and thereunder, will not require any prior consent, approval or authorization, or prior filing with or notification to, any Governmental Authority, except for filings with the Securities and Exchange Commission (the “SEC”), filings required under state securities or blue sky laws, and filings with the NASDAQ Global Market or any other market or exchange on which the Company’s Common Stock is or becomes listed for trading (the “Principal Market”), and except where the failure to obtain such consents, approvals or authorizations, or to make such notifications or filings, would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.4 Material Disclosure. There has been no change in the business or financial condition of the Company and its subsidiaries, taken as a whole, since December 31, 2008, which would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as has been disclosed or contained or reflected in any press release issued prior to the date of this Agreement or in any report, schedule, form, statement or other document (together with all exhibits, financial statements, schedules and any amendments thereto) that has been or will be filed by the Company with the SEC prior to the date of this Agreement (for the sake of clarity, in no event shall any information relating to this Agreement, the Amended Notes or the transactions contemplated hereby or thereby be construed as information needing to be disclosed for purposes of this Section 2.4).

2.5 No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D of the Securities Act (“Regulation D”)) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the Noteholder Amended Note, the related Interest Shares or the related Conversion Shares (collectively, the “Amended Note Securities”) in a manner that would require registration of the Amended Note Securities under the Securities Act or the approval of the Company’s shareholders under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

2.6 No General Solicitation. Neither the Company nor any of its affiliates or any other Person acting on its or their behalf (other than any holder of the Original Notes or their respective affiliates or any other Person acting on their behalf, as to which no representation is made) has solicited offers for, or offered, the Amended Note Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

2.7 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Noteholder contained herein and its compliance with its agreements set forth herein, it is not necessary, in connection with the Amendment, to register the Amended Note Securities under the Securities Act.

2.8 Public Documents. The Company has filed all reports, registration statements, proxy statements, and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC under the Securities Act or the Exchange Act from and after December 31, 2008 (all such reports and statements are collectively referred to herein as the “Commission Filings”). As of their respective filing dates, the Commission Filings, including the financial statements contained therein, complied in all material respects with all of the statutes and published rules and regulations enforced or promulgated by the regulatory authority with which the Commission Filings were filed, including, without limitation, that the Commission Filings did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

2.9 Common Stock. All of the outstanding shares of the Company’s Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable.

2.10 Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Noteholder Amended Note and the number of Interest Shares issuable pursuant to the terms of the Noteholder Amended Note will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Noteholder Amended Note in accordance with the terms of the Noteholder Amended Note is unconditional and absolute regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

2.11 Holding Period. For the purposes of Rule 144 under the Securities Act (“Rule 144”), the Company acknowledges that the holding period of the Noteholder Original Notes may be tacked onto the holding period of the Noteholder Amended Note (including the related Conversion Shares) and the Company agrees not to take any position contrary to this Section 2.11 unless required to do so by the SEC or Principal Market. Upon the request of the Noteholder, unless prohibited by the SEC or Principal Market, the Company agrees to take all reasonable actions necessary for the issuance of such Amended Note Securities without restriction or restrictive legend, including, without limitation, providing to its transfer agent the necessary certification or, only in the event that such Company certification is not sufficient for its transfer agent, obtaining from its legal counsel any necessary legal documentation.

2.12 Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

3. Representations and Warranties of the Noteholder.

The Noteholder represents and warrants to the Company, as of the date of this Agreement and as of the Amendment Time, as follows:

3.1 Organization’s Authority. The Noteholder is an entity duly organized and validly existing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereunder (including consenting to the Amendment).

3.2 Ownership of Noteholder Original Notes. The Noteholder owns as of the date hereof and will own immediately prior to the Amendment Time, the Noteholder Original Notes in the aggregate principal amount set forth under its name on its signature page hereto. Except for the Noteholder’s obligations under this Agreement, the Noteholder has sole power of disposition with respect to all the Noteholder Original Notes, with no restrictions on its rights of disposition pertaining thereto and no Person or entity other than the Noteholder has any right to direct or approve the disposition of any of the Noteholder Original Notes.

3.3 No Sale or Distribution. The Noteholder is consenting to the Amendment and is acquiring the Amended Note Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Noteholder does not agree to hold any of the Amended Note Securities for any minimum or other specific term and reserves the right to dispose of the Amended Note Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Noteholder does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Amended Note Securities.

3.4 Accredited Investor Status. The Noteholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

3.5 Decision to Amend and Restate. The Noteholder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Noteholder understands that its investment in the Amended Note Securities via the Amendment involves a high degree of risk and could result in a complete loss of such investment. The Noteholder has sought such accounting, legal and tax advice from Persons other than the Company as it has considered necessary or appropriate to make an informed decision with respect to the Amendment and its acquisition of the Amended Note Securities.

3.6 No Governmental Review. The Noteholder understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Amended Note Securities or the Amendment, or the fairness or suitability of the Amended Note Securities or the Amendment.

3.7 Transfer or Resale. Other than to the extent that the resale of certain of the Amended Note Securities has been registered pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-150136), the Noteholder understands that the Amended Note Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, transferred or assigned in the absence of (a) an effective registration statement for the Amended Note Securities under the Securities Act or (b) an applicable exemption from registration. The Noteholder understands that the Amended Note Securities may be offered for sale, sold, transferred or assigned only (i) to a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act (“Rule 144A”)) in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from registration provided under Rule 144, (iii) upon delivery to the Company of an opinion of counsel reasonably acceptable to the Company that registration is not required or (iv) pursuant to an effective registration statement under the Securities Act. The Noteholder will, and each subsequent holder of the Amended Note Securities is required to, notify any offeree, purchaser, transferee or assignee of the Amended Note Securities of the restrictions referred to above to the extent applicable at the time of disposition.

3.8 Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Noteholder and shall constitute the legal, valid and binding obligations of the Noteholder enforceable against the Noteholder in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.9 No Conflicts. The execution, delivery and performance by the Noteholder of this Agreement, and the consummation by the Noteholder of the transactions contemplated hereby, will not (a) result in a violation of the organizational documents of the Noteholder, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Noteholder is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Noteholder, except in the case of clauses (b) and (c) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Noteholder or its ability to perform its obligations hereunder.

3.10 Certain Trading Activities. Since the time that the Noteholder was first contacted by the Company or any other Person regarding a restructuring involving the Original Notes (whether by amendment or exchange or other transaction), neither the Noteholder nor any affiliate (as defined by Rule 405 promulgated pursuant to the Securities Act) of the Noteholder which (a) had knowledge of the transactions contemplated hereby or any earlier proposed restructuring of the Original Notes, (b) has or shares discretion relating to the Noteholder’s investments or trading or information concerning the Noteholder’s investments and (c) is subject to the Noteholder’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”), has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Noteholder or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company in violation of federal or state securities or other laws.

4. Covenants and Agreements.

4.1 Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement.

4.2 Reporting Status. Until the date on which the Noteholder shall have sold all the Conversion Shares, the Interest Shares and Warrant Shares and none of the Noteholder Amended Notes or Noteholder Warrants is outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act (except to the extent that the Company has complied with its obligations under the Noteholder Amended Note and the Noteholder Warrants in connection with a reorganization of the Company or a merger or consolidation of the Company with another entity) even if the Exchange Act or the rules and regulations thereunder would no longer require or would otherwise permit such termination, and the Company shall use its reasonable best efforts to maintain its eligibility to register the Conversion Shares, the Interest Shares and Warrant Shares for resale by the Noteholder on Form S-3.

4.3 Financial Information. As long as any Noteholder Amended Notes or Noteholder Warrants are outstanding, the Company agrees to send the following to the Noteholder during the Reporting Period: (a) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports and Quarterly Reports on Form 10-K, 10-Q or any analogous report under the Exchange Act, any interim reports or any consolidated balance sheets, income statements, shareholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, (b) within four (4) Business Days of the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, unless the same are filed with the SEC through EDGAR and available to the public through EDGAR within such time, and (c) copies of any notices and other information made available or given to the shareholders of the Company generally, within four (4) Business Days of the making available or giving thereof to the shareholders, unless such notices and other information is filed with the SEC through EDGAR and available to the public through EDGAR within such time.

4.4 Corporate Existence. So long as the Noteholder beneficially owns any Amended Notes, the Company shall not be party to any Fundamental Transaction (as defined in the Amended Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Amended Notes.

4.5 Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance the number of shares so required under the Noteholder Amended Note and Noteholder Warrants.

4.6 Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

4.7 Limitations on Transfer. During the period commencing at the execution of this Agreement and ending at the earlier of (a) the termination of this Agreement or (b) the Amendment Time, the Noteholder shall not sell, assign or transfer any interest in, or convert all or any portion of, the Noteholder Original Notes or otherwise take any action which would inhibit or impair the Noteholder’s ability to consummate the Amendment with respect to the Noteholder Original Notes at the Amendment Time in compliance with the terms of this Agreement.

4.8 Confidentiality. The Noteholder shall keep any terms of or information regarding the Amendment, this Agreement, the Amended Note Securities and the transactions contemplated herein and therein that are not already publicly available confidential until the earlier to occur of (i) the 8-K Filing Time (as defined below) and (ii) the termination of this Agreement. On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement (the “8-K Filing Time”), the Company shall file a Current Report on Form 8-K describing certain terms of the transactions contemplated by this Agreement and the Amended Notes in the form required by the Exchange Act and attaching the form of this Agreement and the Amended Notes as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Noteholder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Noteholder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express prior written consent of the Noteholder. Without the prior written consent of the Noteholder, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of the Noteholder in any filing, announcement, release or otherwise, unless such disclosure is required by law, regulations or the Principal Market, and except to the extent that such names appear in this Agreement.

4.9 No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the Amendment or the Amended Note Securities in a manner that would require registration of the Amended Note Securities under the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market.

4.10 No General Solicitation. None of the Company or any of its affiliates or any other Person acting on its or their behalf (other than any holder of the Original Notes or their respective affiliates or any other Person acting on their behalf, as to which no covenant by the

Company shall apply) will solicit offers for, or offer or sell, the Amended Note Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

4.11 Cancellation; No Distribution of Original Notes. Upon consummation of the Amendment at the Amendment Time, the Original Notes will be cancelled and will cease to be outstanding. Following the consummation of the Amendment at the Amendment Time, the Company shall not attempt to resell or reissue the Original Notes and the Noteholder shall not attempt to resell, transfer or otherwise dispose of any Original Notes.

4.12 Listing. The Company shall use its reasonable best efforts to maintain the Common Stock’s authorization for quotation on the Principal Market. The Company has not received any notice from the Principal Market regarding the delisting of the Common Stock from the Principal Market that has not been cured as of the date of this Agreement. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (other than in connection with a change of control, reorganization or similar transaction to the extent that the Company has complied with its obligations under the Amended Notes and the Warrants in connection therewith). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.12.

4.13 Pledge of Amended Note Securities. The Company acknowledges and agrees that the Amended Note Securities may be pledged by the Noteholder in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by such securities. The pledge of Amended Note Securities shall not be deemed to be a transfer, sale or assignment of such securities hereunder, and the Noteholder effecting such a pledge shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any Transaction Document (as defined in the Securities Purchase Agreement); provided that the Noteholder and its pledgee shall be required to comply with the provisions of Section 2(g) of the Securities Purchase Agreement in order to effect a sale, transfer or assignment of Amended Note Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Amended Note Securities may reasonably request in connection with a pledge of the Amended Note Securities to such pledgee by the Noteholder.

5. Covenant Regarding Certain Original Note Events. The Noteholder hereby covenants and agrees that neither it nor any affiliate or agent acting on its behalf, directly or indirectly, shall assert or cause to be asserted any demand or claim (whether at law or in equity), or commence, institute or cause to be commenced or instituted any proceeding of any kind (in a court of law, in a court of equity, before a regulatory authority, before an arbitrator or mediator, or otherwise) against the Company related to or stemming from or in connection with any conversion of any Original Notes prior the date hereof by any holder, the issuance of, or any failure to issue, any Conversion Shares prior to the date hereof, or any payment by the Company made in shares prior to the date hereof of any amount or any amounts due under any of the Original Notes (including, without limitation, with respect to the timeliness of delivery of any such Conversion Shares or other shares, or amount or amounts of shares so delivered), in each instance solely with respect to conversions, issuances, any purported failures to issue and payments that took place between February 1, 2009 and the date of this Agreement (collectively, the “Original Note Events”). Notwithstanding the terms and conditions of the Original Notes or the Amended Notes, the Noteholder and the Company hereby agree that none of the Original Note Events shall constitute an Event of Default under the Original Notes or the Amended Notes. The Noteholder acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to the Company and that the remedy at law for any such breach may be inadequate and that, in addition to all other available remedies, specific performance shall be an appropriate and available remedy. The Noteholder also agrees that, in the event of any such breach or threatened breach, the Company shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

6. Conditions to Closing.

6.1 Conditions to the Obligations of the Noteholder. The obligations of the Noteholder to consummate the Amendment are subject to the fulfillment on or before the Amendment Time of the following:

(a) Accuracy of Representations. The representations and warranties made by the Company in this Agreement shall have been accurate in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date of this Agreement and shall be accurate in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the Amendment Time as if made at the Amendment Time.

(b) Performance. The covenants and obligations that the Company is required to comply with or to perform pursuant to this Agreement at or prior to the Amendment Time shall have been complied with and performed in all material respects.

(c) Execution and Delivery of this Agreement. This Agreement shall have been executed by the Company and delivered to the Noteholder.

(d) Approval. The Approval of the Amendment by the Required Holders.

6.2 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Amendment are subject to the fulfillment on or before the Amendment Time of the following:

(a) Accuracy of Representations. The representations and warranties made by the Noteholder in this Agreement shall have been accurate in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date of this Agreement and shall be accurate in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the Amendment Time as if made at the Amendment Time.

(b) Performance. The other covenants and obligations that the Noteholder is required to comply with or to perform pursuant to this Agreement at or prior to the Amendment Time shall have been complied with and performed in all material respects.

(c) Execution and Delivery of this Agreement. This Agreement shall have been executed and delivered by the Noteholder and delivered to the Company.

(d) Approval. The Approval of the Amendment by the Required Holders.

(e) Delivery of Noteholder Original Notes. Certificate(s) representing the Noteholder Original Notes shall have been delivered to the Company.

7. Termination.

7.1 Mutual. This Agreement may be terminated by mutual written consent of both the Company and the Noteholder.

7.2 Failure to Obtain the Approval. If the Approval of the Amendment by the Required Holders is not obtained by the Company as July 6, 2009, then the Noteholder or the Company may terminate this Agreement by delivery of written notice of termination to the other party hereto.

7.3 Effect of Termination. If this Agreement is terminated as provided in this Section 7, then this Agreement will forthwith become null and void and there will be no liability on the part of either party hereto to the other party hereto or any other Person or entity in respect thereof; provided, however, that: (a) the obligations of the parties described in Section 8.3 will survive any such termination; and (b) no such termination will relieve any party from liability for breach of its obligations under this Agreement, and in such event the other party shall have all rights and remedies available at law or equity, including the right of specific performance against such party.

8. Miscellaneous.

8.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York without regard to provisions or principles thereof relating to conflicts of law or choice of law.

8.2 Further Assurances; Additional Documents. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement and the Amendment upon the reasonable request of the other party.

8.3 Fees and Expenses. Each party shall be responsible for its own fees and expenses incurred in connection with this Agreement, the Amendment and any other work associated with a restructuring involving the Original Notes (whether by amendment or exchange or other transaction), except that the Company will pay, promptly following the Amendment Time and in no event later than three Business Days after the Amendment Time, the reasonable, documented legal fees and expenses of one counsel to the holders of the Original Notes and Amended Notes in an amount not to exceed $70,000 in the aggregate, which counsel shall be Schulte Roth and Zabel LLP.

8.4 Severability. If any term or provision of this Agreement or the Amended Note Securities is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable by any rule of law or public policy, the term or provision that would otherwise be invalid, illegal or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity, illegality or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note. Unless explicitly reflected in such court determination, no such determination with respect to a particular Amended Note Security or related convertible note amendment agreement will impact the terms or provisions any other Amended Note Security or convertible note amendment agreement. The parties hereto will endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision(s).

8.5 Entire Agreement. This Agreement and the Amended Note Securities represent the entire agreement and understandings between the parties hereto concerning the Amendment and the other matters described therein and supersedes and replaces any and all prior agreements and understandings.

8.6 No Oral Modification. This Agreement may only be amended in writing signed by both the Company and by the Noteholder.

8.7 Submission to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court sitting in the City of New York, Borough of Manhattan in the event any dispute arises out of this Agreement or the Amended Note Securities or any of the transactions contemplated hereby or thereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement, the Amended Note Securities or any of the transactions contemplated hereby or thereby in any court other than a federal or state court sitting in the City of New York, Borough of Manhattan. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

8.8 EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING

ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.9 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

8.10 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which together shall constitute one instrument. Copies of executed counterparts of either this Agreement or any Amended Note may transmitted by telecopy, telefax or other electronic transmission service and shall be considered original executed counterparts.

8.11 No Third Party Beneficiaries. Except with respect to the Indemnitees (as defined in Section 8.15) to the extent provided in Section 8.15, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.12 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be assigned by the Noteholder except in connection with a sale, assignment or transfer of all or part of the Noteholder Amended Note. In addition and except as set forth in this Section 8.12, any assignment of this Agreement shall be made in accordance with the applicable assignment provisions set forth in the Securities Purchase Agreement and the Noteholder Amended Note.

8.13 Notices. Except as otherwise provided for herein, any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Verenium Corporation

55 Cambridge Parkway

Cambridge, Massachusetts 02142

Telephone: (617) 674-5300

Facsimile: (617) 674-5353

Attention: Gerald M. Haines II

with a copy (for informational purposes only) to:

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, California 92121

Telephone: (858) 550-6000

Facsimile: (858) 550-6420

Attention: Matthew T. Browne, Esq.

If to the Noteholder, to its address and facsimile number set forth on its signature page attached hereto,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone: (212) 756-2000

Facsimile: (212) 593-5955

Attention: Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (b) or (c) above, respectively.

8.14 Remedies. Subject to the limitations set forth in this Agreement, including without limitation Section 5, the Company and the Noteholder shall have all rights and remedies set forth in this Agreement and all rights and remedies which they have been granted at any time under any other agreement or contract (including the Transaction Documents (as defined in the Securities Purchase Agreement)) and all of the rights which they have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

8.15 Indemnification. In consideration of the Noteholder’s execution and delivery of this Agreement and in addition to all of the Company’s other obligations under this Agreement and the Amended Notes, the Company shall defend, protect, indemnify and hold harmless the Noteholder and all of its shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or the Amended Notes, or (ii) the status of the Noteholder as a holder of Original Notes or Amended Notes or an investor in the Company pursuant to the transactions contemplated hereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8.15 shall be the same as those set forth in Section 6 of the Registration Rights Agreement (as defined in the Securities Purchase Agreement).

8.16 July 1, 2009 Interest Payment. In the event this Agreement is executed by the Noteholder on or prior to July 1, 2009, effective immediately upon such execution, the Noteholder shall be deemed to have received a timely Interest Election Notice (as defined in the Original Notes) from the Company with respect to the July 1, 2009 Interest Date (as defined in the Original Notes) for its Noteholder Original Notes, with the Company electing to deliver Interest Shares to the Noteholder in payment of all Interest (as defined in the Original Notes) payable on the Noteholder Original Notes on such July 1, 2009 Interest Date. The Company hereby represents and warrants to the Noteholder that, with respect to the Equity Conditions Measuring Period (as defined in the Amended Notes) whose applicable date of determination is July 1, 2009, no Equity Conditions Failure (as defined in the Amended Notes) has occurred during such period. Delivery by the Company of such Interest Shares shall be deemed a certification by the Company to the Noteholder that there is no Equity Conditions Failure (as defined in the Amended Notes) at the time of such delivery.

8.17 Independent Nature of Noteholder’s Obligations and Rights. The obligations of the Noteholder under this Agreement or any Transaction Document (as defined in the Securities Purchase Agreement) are several and not joint with the obligations of any Other Noteholder, and the Noteholder shall not be responsible in any way for the performance of the obligations of any Other Noteholder under this Agreement or any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by the Noteholder pursuant hereto or in any Transaction Documents, shall be deemed to constitute the Noteholder and Other Noteholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Noteholder and Other Noteholders are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to the obligations or the transactions contemplated by this Agreement or the Transaction Documents and the Company acknowledges that the Noteholder and Other Noteholders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Transaction Documents. The Company acknowledges and the Noteholder confirms that the Noteholder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Noteholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any Transaction Documents, and it shall not be necessary for any Other Noteholder to be joined as an additional party in any proceeding for such purpose. Notwithstanding anything to the contrary set forth herein, nothing in this Section 8.17 shall in any manner be deemed to waive, revoke or amend any consent of the Noteholder described in Section 1 hereof.

9. Certain Definitions.

9.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Governmental Authority” means the United States of America, any state, commonwealth, territory or possession of the United States of America, any foreign state and any political subdivision or quasi governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.

“Legal Requirement” means applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other written standard, requirement, policy or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including any judgment or order and all judicial decisions applying common law or interpreting any other Legal Requirement, in each case, as amended.

“Material Adverse Effect” means any material adverse effect, individually or taken as a whole, on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, or on the transactions contemplated hereby or in the Transaction Documents (as defined in the Securities Purchase Agreement) or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under this Agreement or the Transaction Documents (as defined in the Securities Purchase Agreement).

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Subsidiary” means any corporation or other entity in which the Company, directly or indirectly, owns or controls at least a majority of the outstanding shares of stock, or other ownership interests, having, by the terms thereof, the voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this CONVERTIBLE NOTE AMENDMENT AGREEMENT as of the date first written above.

COMPANY:

VERENIUM CORPORATION

By:
Name:
Title:

Original Notes Should Be Delivered To:

Verenium Corporation

Attn: Gerald M. Haines II

55 Cambridge Parkway Cambridge, Massachusetts 02142

[SIGNATURE PAGE TO CONVERTIBLE NOTE AMENDMENT AGREEMENT]

NOTEHOLDER:

[NAME OF NOTEHOLDER]

By:
Name:
Title:

Principal Amount of Verenium 8% Senior Convertible Notes due 2012 Owned by the Noteholder: $

Contact Information:

[SIGNATURE PAGE TO CONVERTIBLE NOTE AMENDMENT AGREEMENT]

EXHIBIT A

FORM OF AMENDED NOTE